Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of IEH Corporation on Form S-8 (File No. 333-224675) of our report dated October 6, 2023, with respect to our audits of the financial statements of IEH Corporation as of March 31, 2023 and March 31, 2022, and for the years in the period ended March 31, 2023 and March 31, 2022, which report is included in this Annual Report on Form 10-K of IEH Corporation for the year ended March 31, 2023.

/s/ Marcum LLP
Marcum LLP

New York, New York

October 6, 2023